35003
                                 EXHIBIT 77Q1(a)

                               MFS SERIES TRUST X


                            MFS SMALL CAP VALUE FUND




         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 19, 1995, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Small Cap Value Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 23rd day of December, 1999.

RICHARD B. BAILEY
Richard B. Bailey                                                      Charles W. Schmidt
63 Atlantic Avenue                                                     63 Claypit Hill Road
Boston, MA  02110                                                      Wayland, MA  01778


J. ATWOOD IVES                                                         ARNOLD D. SCOTT
J. Atwood Ives                                                         Arnold D. Scott
17 West Cedar Street                                                   20 Rowes Wharf
Boston, MA  02108                                                      Boston, MA 02110


LAWRENCE T. PERERA                                                     JEFFREY L. SHAMES
Lawrence T. Perera                                                     Jeffrey L. Shames
18 Marlborough Street                                                  38 Lake Avenue
Boston, MA 02116                                                       Newton, MA  02159


WILLIAM J. POORVU                                                      ELAINE R. SMITH
William J. Poorvu                                                      Elaine R. Smith
975 Memorial Drive                                                     75 Scotch Pine Road
Cambridge, MA  02138                                                   Weston, MA  02193



                                                                       David B. Stone
                                                                       282 Beacon Street
                                                                       Boston, MA  02116




The Amendments to the Declaration of Trust establishing the MFS European Equity Fund, MFS Concentrated Growth Fund, MFS High Yield Fund, and MFS Income Fund are Incorporated by reference to this Registrant's Post-Effective Amendment No. 27 (File No. 33-1657 and No. 811-4492) filed with the SEC via EDGAR on September 29, 1999.